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                                                        EXHIBIT 10.75

                                   AGREEMENT

        This Agreement between Dagal, Inc., a California corporation (hereinafter referred to as "Dagal") and Wilshire Technologies, Inc., a California corporation (hereinafter referred to as "Wilshire") is made as of April 15, 1996 with reference to the following

                                     FACTS:

        A. Wilshire Transdermal Products Limited and Dagal have heretofore entered into the International Distribution Agreement (the "1993 Agreement") dated August 11, 1993, the Agency Agreement (the "Agency Agreement") dated April 19, 1994, and the International Distribution Agreement (the "1994 Agreement") dated as of September 20, 1994.

        B. The 1993 Agreement and the Agency Agreement were superseded by the 1994 Agreement.

        C. By entering into this Agreement, the parties wish to terminate the 1994 Agreement on the following terms and conditions.

1.  TERMINATION OF AGREEMENTS.

        Effective with the execution of this Agreement, the 1994 Agreement and, to the extent not theretofore terminated, the 1993 Agreement and the Agency Agreement, are terminated. Upon such termination, no party to such agreements shall be liable to any other party thereto for any past, present or future obligations thereunder.

2.  AMOUNT OF CONSIDERATION FOR TERMINATIONS.

        In full payment to Dagal by Wilshire Technologies, Inc. and Wilshire Transdermal Products Ltd., Wilshire hereby agrees to pay Dagal U.S. $0.10 for every transdermal patch for human weight loss manufactured by or for Wilshire ("TrimPatch"), that is sold during the Royalty Period, directly by Wilshire or indirectly through others (each a "Seller") to purchasers in the following countries:

                Belize, Colombia, Costa Rica, El Salvador, Guatemala, Honduras, Mexico, Nicaragua and Panama

        The aforesaid nine countries are hereinafter in the aggregate referred to as the "Territory".

        The Royalty Period is the two-year period commencing on the date of the first sale of TrimPatch in the Territory.

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        No amounts shall be due Dagal by Wilshire under this Agreement for
        TrimPatch sales effected after the Royalty Period or for TrimPatch Patches that are at any time returned to the Seller.

3.  MANNER OF PAYMENT OF CONSIDERATION.

        Wilshire is not obligated to make any payment to Dagal, and Dagal is not entitled to any payment from Wilshire until thirty days after Wilshire has received its part of the proceeds of the relevant sale. Wilshire shall prepare and submit to Dagal periodically but not less frequently than monthly reports showing the number of units sold in the Territory, broken down by countries, the number of units for which Wilshire has received payment and the amounts payable to Dagal under this Agreement, based on such sales.

        To enable Dagal to monitor compliance with Wilshire's obligations under this Agreement, but for no other purposes, Wilshire hereby grants Dagal or its authorized representative access, on reasonable notice, to Wilshire's pertinent records concerning TrimPatch sales in the Territory.

4.  REPRESENTATIONS BY WILSHIRE.

        Wilshire is presently seeking a distributor for the distribution of TrimPatch in Mexico. There is no assurance that a distributorship agreement will be concluded or that substantial sales of TrimPatch in Mexico will be made thereunder.

        Wilshire presently has no distributorship agreements or other distribution arrangements for any of the other countries listed in
        Section 2, and can not predict whether any will be entered into in the foreseeable future.

5.  DAGAL'S AGREEMENT NOT TO COMPETE.

        Dagal hereby agrees that prior to the expiration of the Royalty Period, it will not directly or indirectly engage in Product Business in any of the nine countries mentioned in Section 2 where Wilshire, directly or through distributors or agents is then conducting Product Business. Without limiting the generality of the foregoing, "to engage in Product Business" includes to be or become or agree to be or become, interested in or associated with, in any capacity (whether as partner, shareholder, owner, officer, director, employee, principal, agent, creditor, trustee, consultant, co-venturer or otherwise), any Person engaged in the manufacture, sale or servicing of Products; provided,

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        however, that Dagal may own, solely as an investment, not more than 1%
        of any class of securities of any publicly held corporation traded on any national securities exchange or on the automated quotation system in the United States of America; and "Products" means transdermal patches, whether or not TrimPatch patches, designed for human weight loss purposes.

6.  ENTIRE AGREEMENT AND AMENDMENTS.

        This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing, signed by each party. Approvals or consents hereunder of a party shall also be in writing.

7.  ARBITRATION.

        Any dispute, controversy or claim derived from this Agreement, or from its interpretation, execution, compliance or termination, or with regards to the respective rights and obligations of either party to this Agreement shall be submitted to mandatory arbitration in accordance with the regulations of Commercial Arbitration of the American Arbitration Association and to its Supplemental International Commercial Arbitration procedure in force on the date of this Agreement. Such Arbitration shall take place in San Diego, California. The arbitration award may be enforced by any competent authority.

8.  OTHER MATTERS.

        Applicable Law. This Agreement and the rights and obligations of the parties shall be interpreted in accordance with and shall be governed by the laws of the State of California, without giving effect to principles of conflicts of laws.

        Notices. All notices, demands, requests or other communications provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, by express courier, or mailed by registered, certified or express mail, postage prepaid, return receipt requested, and addressed as follows:



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        If to Dagal, Inc.       Dagal, Inc.
                                11770 Bernardo Plaza Court
                                Suite 305
                                San Diego, CA 92128
                                Attn: Mr. Alex Lemus,
                                      President

        If to Wilshire:         Wilshire Technologies, Inc.
                                5441 Avenida Encinas, Suite A
                                Carlsbad, CA 92008
                                Attn: Mr. Stephen P. Scibelli, Jr.,
                                      President


        By giving to the other parties at least ten days written notice thereof, each party and its respective successors and permitted assigns shall have the right, from time to time and at any time during the term of this Agreement, to specify any other address within the United States of America.

        Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to any other person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        Gender. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of Sections are for convenience only and neither limit nor amplify the provisions of the Agreement itself.

        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

        Attorneys' Fees. If any action is brought to enforce or interpret this Agreement, including arbitration pursuant to Section 7, the prevailing party shall be entitled to

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recover its costs and reasonable attorneys' fees incurred in connection with such action.

                                        WILSHIRE TECHNOLOGIES, INC.



                                        By /s/ STEPHEN P. SCIBELLI, JR.
                                          -----------------------------------
                                          Stephen P. Scibelli, Jr.
                                          President



                                        DAGAL, INC.



                                        By /s/ ALEX LEMUS
                                          -----------------------------------
                                          Alex Lemus, President









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